UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 797-2900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2023, Advantage Solutions Inc. (the “Company”) received a notice from Jon Sokoloff informing the Company of his resignation from the Company’s board of directors (the “Board”) effective as of October 20, 2023. The Board has accepted Mr. Sokoloff’s resignation.

The Board appointed Adam Levyn, effective as of October 20, 2023, as a Class III director to fill the vacancy left by Mr. Sokoloff’s resignation and to serve until the Company’s 2026 annual meeting of stockholders or his earlier resignation, retirement or removal. Mr. Levyn will serve as a member of the Company’s Nominating and Corporate Governance Committee.

Mr. Levyn currently serves as a Partner at Leonard Green & Partner, L.P. a firm specializing in private equity investments, and has served in such role since September 2011. Since October 2020, he has served on the board of directors of Clarivate Plc (CLVT: NYSE), a company that operates a collection of subscription-based services. Mr. Levyn currently also serves on the boards of the following privately held companies: HUB International Limited, CHG Healthcare Services, ExamWorks Group, Inc., Parts Town LLC, Service Logic LLC and SRS Distribution Inc., and has served on the boards of CPA Global Limited, Restorix Health Inc., and Tank Holdings Corp. He earned a Bachelor of Arts degree in Economics from Princeton University and a M.B.A. from Harvard Business School.

Mr. Levyn was appointed to the Board in accordance with the Company’s Amended and Restated Stockholders Agreement, dated as of October 27, 2020, by and among the Company (f/k/a Conyers Park II Acquisition Corp.) and the other parties identified therein, pursuant to which the Company has committed to take all necessary action to have two directors nominated by Leonard Green & Partners to serve as directors of the Company, subject to certain equity ownership levels.

Mr. Levyn is affiliated with CVC Capital Partners, and therefore he will not receive compensation in accordance with the Company’s standard non-employee director compensation package, which is more fully described under the caption “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2023, as may be adjusted by the Board from time to time.

There are no family relationships between Mr. Levyn and any director or executive officer of the Company.

Mr. Levyn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANTAGE SOLUTIONS INC.

Date:	October 20, 2023	By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer